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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

      We consent to the use in this Amendment No. 1 to Registration Statement No. 333-48041 of Timberland Growth Corporation of our report on the consolidated financial statements of Anderson-Tully Company dated February 10, 1998, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Information of ATCO" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Memphis, Tennessee
April 28, 1998